Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL

STAFFING 360 SOLUTIONS, INC.

Offer to Exchange
Common Stock for Warrants exercisable for Common Stock of Staffing 360 Solutions, Inc.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON APRIL 26, 2016 UNLESS THE EXCHANGE OFFER IS EXTENDED.

The undersigned acknowledges receipt of the exchange offer statement dated March 29, 2016 (the “Exchange Offer Statement”) of Staffing 360 Solutions, Inc., a Nevada corporation (the “Company”), for the offer to exchange shares of the Company's common stock, par value $0.00001 per share (“Common Stock”) for any or all of the Company's outstanding warrants to purchase common stock issued (i) to the investors who participated in the Company’s private placement financings closed in June, November and December of 2013, and January through March of 2014 (ii) warrants that were issued in connection with the conversion of outstanding Series A Bonds that were issued in July 2014, and (iii) warrants that were issued in connection with our financing with MidCap Financial Trust and various placement agents in 2014 and 2015 (collectively, the “Warrants”) of the Company that are validly tendered and not properly withdrawn under the terms and subject to the conditions set forth in the Exchange Offer Statement. All withdrawals of Warrants previously tendered in the Exchange Offer (as defined in the Exchange Offer Statement) must comply with the procedures described in the Exchange Offer Statement under “Procedure for Tendering Warrants—Withdrawal Rights”.

The undersigned has identified in the table below the Warrants that it is withdrawing from the Exchange Offer:

Description of Warrants Withdrawn

The undersigned elects to withdraw Warrants to purchase _______ shares of common stock

Date(s) such Warrants were tendered: ________________________

You may transmit this notice of withdrawal to the Company at the address listed below:

Staffing 360 Solutions, Inc.

641 Lexington Avenue, Suite 1526

New York, NY 10022

Email: investors@staffing360solutions.com

Phone: (212) 634-6462

This notice of withdrawal must be signed below by the registered holder(s) of the Warrants tendered as their names appear on the certificate(s). If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Signature:

Name:

Capacity:

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security Number:

Date:

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, its officers or directors or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.